BY-LAWS


                                      OF


                             TAUBMAN CENTERS, INC.






























                                         As amended through September 18, 1996



MWK-BH\109360.1-A

                                     INDEX

                                      TO

                                    BY-LAWS

                                      OF

                             TAUBMAN CENTERS, INC.

                                                                          Page


Article I - MEETINGS OF SHAREHOLDERS

     Section 1.01     Place of Meetings......................................1
     Section 1.02     Annual Meeting.........................................1
     Section 1.03     Special Meetings.......................................1
     Section 1.04     Notice of Meetings.....................................1
     Section 1.05     Waiver of Notice.......................................2
     Section 1.06     Inspectors of Election.................................2
     Section 1.07     Quorum and Adjournment.................................2
     Section 1.08     Vote of Shareholders...................................2
     Section 1.09     Proxies................................................3
     Section 1.10     Consents...............................................3
     Section 1.11     Organization of Shareholders' Meetings.................3

Article II - DETERMINATION OF VOTING, DIVIDEND, AND OTHER RIGHTS.............3

Article III - DIRECTORS

     Section 3.01     General Powers.........................................4
     Section 3.02     Number, Qualifications, and Term of Office.............4
     Section 3.03     Place of Meetings......................................4
     Section 3.04     Annual Meeting.........................................4
     Section 3.05     Regular and Special Meetings...........................5
     Section 3.06     Quorum and Manner of Action............................5
     Section 3.07     Compensation...........................................6
     Section 3.08     Removal of Directors...................................6
     Section 3.09     Resignations...........................................6
     Section 3.10     Vacancies..............................................6
     Section 3.11     Organization of Board Meeting..........................7

Article IV - COMMITTEES

     Section 4.01     Committees.............................................7
     Section 4.02     Regular Meetings.......................................7
     Section 4.03     Special Meetings.......................................7
     Section 4.04     Quorum and Manner of Action............................7
     Section 4.05     Records................................................7
     Section 4.06     Vacancies..............................................8

Article V - OFFICERS

     Section 5.01     Officers...............................................8
     Section 5.02     Term of Office and Resignation.........................8
     Section 5.03     Removal of Elected Officers............................8

MWK-BH\109360.1-A
                                     (i)

     Section 5.04     Vacancies..............................................8
     Section 5.05     Compensation...........................................8
     Section 5.06     The Chairman of the Board..............................9
     Section 5.07     The Vice Chairman of the Board.........................9
     Section 5.08     The President..........................................9
     Section 5.09     The Chief Financial Officer............................9
     Section 5.10     The Vice President.....................................9
     Section 5.11     The Secretary..........................................9
     Section 5.12     The Treasurer..........................................9

Article VI - INDEMNIFICATION

     Section 6.01     Indemnification.......................................10
     Section 6.02     Advancement of Expenses...............................10
     Section 6.03     Indemnification:  Insurance...........................10
     Section 6.04     Indemnification:  Constituent Corporations............10

Article VII - SHARE CERTIFICATES

     Section 7.01     Form; Signature.......................................11
     Section 7.02     Transfer Agents and Registrars........................11
     Section 7.03     Transfers of Shares...................................11
     Section 7.04     Registered Shareholders...............................11
     Section 7.05     Lost Certificates.....................................11

Article VIII - MISCELLANEOUS

     Section 8.01     Fiscal Year...........................................12
     Section 8.02     Signatures on Negotiable Instruments..................12
     Section 8.03     Dividends.............................................12
     Section 8.04     Reserves..............................................12
     Section 8.05     Seal..................................................12
     Section 8.06     Corporation Offices...................................12

Article IX - AMENDMENTS

     Section 9.01     Power to Amend........................................12



                                         As amended through September 18, 1996


MWK-BH\109360.1-A
                                     (ii)

                                    BY-LAWS

                                      OF

                             TAUBMAN CENTERS, INC.


                                   Article I

                           MEETINGS OF SHAREHOLDERS


Section 1.01.  PLACE OF MEETINGS.

     Annual and special meetings of the shareholders shall be held at such place within or outside the State of Michigan as may be fixed from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 1.02.  ANNUAL MEETING.

     The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as the Chairman of the Board, or the Vice Chairman of the Board or the President or the board of directors shall designate, and at such hour as may be named, in the notice of said meeting. If the election of directors shall not be held on the date so designated for any annual meeting or at any adjournment of such meeting, the board of directors shall cause the election to be held at a special meeting as soon thereafter as it conveniently may be held.

Section 1.03.  SPECIAL MEETINGS.

     A special meeting of the shareholders may be called at any time and for any purpose or purposes by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President or any two directors, or by a shareholder or shareholders holding of record at least twenty-five percent (25%) of the outstanding capital stock of the corporation entitled to vote at such meeting.

Section 1.04.  NOTICE OF MEETINGS.

     A written notice of the place, date, hour, and purposes of each meeting, whether annual or special, and any adjournment thereof, shall be given personally or by mail to each shareholder entitled to vote thereat at least ten
(l0) but not more than sixty (60) days prior to the meeting unless a shorter time is provided by the Michigan Business Corporation Act and is fixed by the board of directors. The notice of any special meeting shall also state by or at whose direction it is being issued. If, at any meeting, whether annual or special, action is proposed to be taken which would, if taken, entitle shareholders fulfilling requirements of law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect. If any notice, as provided in this Section 1.04 is mailed, it shall be directed to the shareholder in a postage prepaid envelope at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.


MWK-BH\109360.1-A

Section 1.05.  WAIVER OF NOTICE.

     Notice of meeting need not be given to any shareholder who submits a waiver of notice, signed in person or by proxy, whether before, at or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, shall constitute a waiver of notice by him except when the shareholder attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 1.06.  INSPECTORS OF ELECTION.

     The board of directors, or any officer or officers duly authorized by the board of directors, in advance of any meeting of shareholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the chairman of the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any facts or matters found or determined by them and execute a certificate with respect thereto.

Section 1.07.  QUORUM AND ADJOURNMENT.

     At all meetings of shareholders, except as otherwise provided by statute or the articles of incorporation, the holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall be necessary and sufficient, to constitute a quorum for the transaction of business. The shareholders present in person or by proxy at any of such meetings at which a quorum is initially present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. By a vote of the majority of shareholders present, in person or by proxy, whether or not a quorum is present, the meeting may, from time to time, be adjourned, by resolution to another place and time, for a period not exceeding thirty (30) days in any one case. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 1.08.  VOTE OF SHAREHOLDERS.

     Each shareholder having the right to vote shall be entitled at every meeting of shareholders to one (1) vote for every share having voting power standing in his name on the record date of shareholders fixed by the board of directors pursuant to Article II of these by-laws. All elections of directors shall be by a plurality vote of the shareholders entitled to vote at such meeting of shareholders. Whenever any corporate action is to be taken by vote, other than the election of directors, it shall, except as otherwise required by statute, by the articles of incorporation, or by these by-laws, be authorized by the affirmative vote of holders of two-thirds (2/3rds) of the outstanding common stock. Directors shall be elected if approved by a plurality of the votes cast at an election.


MWK-BH\109360.1-A
                                     -2-

Section 1.09.  PROXIES.

     Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be in writing and signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of three (3) years from the date thereof unless otherwise provided in the proxy.

Section 1.10.  CONSENTS.

     Any action required or permitted by the Michigan Business Corporation Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by shareholders holding a sufficient number of shares to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

Section 1.11.  ORGANIZATION OF SHAREHOLDERS' MEETINGS.

     At every meeting of the shareholders, the Chairman of the Board, or in his absence, the Vice Chairman of the Board, or in his absence, the President, or in his absence, a Vice President, or in the absence of the Chairman of the Board, the President and Vice President, a chairman chosen by a majority in interest of the shareholders of the corporation present in person or by proxy and entitled to vote, shall act as chairman; and the Secretary, or in his absence any person appointed by the chairman, shall act as secretary.


                                  Article II

                           DETERMINATION OF VOTING,
                          DIVIDEND, AND OTHER RIGHTS


     For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for the purpose of any other action, the board of directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than thirty (30) days prior to any other action. If a record date is so fixed, such shareholders and only such shareholders as shall be shareholders of record on that date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend or such allotment of rights, or otherwise to be recognized as shareholders for the purpose of any other action, notwithstanding any transfer of any shares on the books of the corporation after any such record date so fixed.

MWK-BH\109360.1-A
                                     -3-

                                  Article III

                                   DIRECTORS


Section 3.01.  GENERAL POWERS.

     The business and all the powers of the corporation, and the stock, property, and affairs of the corporation, except as otherwise provided by the articles of incorporation, the by-laws, or by statute, shall be managed by the board of directors.

Section 3.02.  NUMBER, QUALIFICATIONS, AND TERM OF OFFICE. [As amended 9/18/96]

     Except as otherwise required by the next sentence of this Section 3.02 of these by-laws, the board shall consist of eleven (11) directors. To the extent necessary in order to satisfy the requirements of the articles of incorporation with respect to the number of directors that must be Independent Directors (as that term is defined in Section 3.06 of these by-laws), the number of directors may be increased by resolution of the board of directors to that number (and not more than that number) which shall be equal to the then existing number of directors plus that number of additional Independent Directors that is then necessary in order to satisfy the requirements of the articles of incorporation. Except as otherwise provided by statute, the articles of incorporation, or these by-laws, the directors, who need not be shareholders, shall be divided into three (3) classes, initially two (2) of which shall consist of three (3) directors and one (1) of which shall consist of four (4) directors. If the number of directors is increased, the three (3) classes of directors shall each be as nearly equal in number as is possible. The initial term of office of those directors in the first (1st) class shall expire at the annual meeting of the shareholders next ending and upon their successor being duly elected and qualified, or, if earlier, until death, resignation or removal. The initial term of office of those directors in the second (2nd) class shall expire one year thereafter. The initial term of office of those directors in the third (3rd) class shall expire two years thereafter. The classification of the initial directors and any, except as otherwise required by this Section 3.02 of these by-laws, director elected by reason of an increase in the size of the board of directors shall be determined by resolution of the board of directors. At each annual meeting of shareholders held after such initial classification and election, directors shall be chosen for a full three (3) year term and until their successors shall be duly elected and qualified, or, if earlier, until death, resignation or removal.

Section 3.03.  PLACE OF MEETINGS.

     Meetings of the board of directors, annual or special, shall be held at any place within or outside the State of Michigan as may from time to time be determined by the board of directors.

Section 3.04.  ANNUAL MEETING.

     The board of directors shall meet as soon as practicable after each annual election of directors for the purpose of organization, election of officers, and the transaction of other business, on the same day and at the same place at which the shareholders' meeting is held. Notice of such meeting need not be given. Such meeting may be held at such other time and place as shall be specified in a notice to be given as hereinafter provided for special meetings of the board of directors, or according to consent and waiver of notice thereof signed by all directors.



MWK-BH\109360.1-A
                                     -4-

Section 3.05.  REGULAR AND SPECIAL MEETINGS.

     Regular (i.e., previously scheduled by action of the board of directors) meetings of the board of directors may be held with or without notice. Special meetings of the board of directors shall be held whenever called by any director. Notice of any special meeting, and any adjournment thereof, stating the place, date, hour and purpose of the meeting, shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him at such place by mail, telegraph, cable, fax or radio, or be delivered personally or by telephone, not later than forty-eight (48) hours prior to the day on which the meeting is to be held. Notice of any meeting of the board of directors need not be given to any director who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting, either prior to or at the commencement of such meeting, the lack of notice to him. Unless limited by statute, the articles of incorporation, these by-laws, or the terms of the notice thereof, any and all business may be transacted at any special meeting.

Section 3.06.  QUORUM AND MANNER OF ACTION.

     A majority of the directors in office at the time of any annual or special meeting of the board of directors, present in person, shall be necessary and sufficient to constitute a quorum for the transaction of business. Whether or not specified in any other Section of these by-laws, the affirmative vote of a majority of the Independent Directors (as hereinafter defined) and a majority of the entire board of directors shall be required for the approval of all actions to be taken by the board of directors, except as otherwise required by statute or the articles of incorporation and except for adjournment; provided, however, the corporation may not appoint to the Partnership Committee (as hereinafter defined) as a corporation appointee an individual that does not satisfy the definition of Independent Director in one or more respects without the affirmative vote of all of the Independent Directors then in office. A majority of the directors present, whether or not a quorum is present, may by resolution, from time to time, adjourn any meeting to another place and time for a period not exceeding thirty (30) days in any one case. If all of the directors shall severally and/or collectively consent in writing to any act taken or to be taken by the corporation, such action shall be valid corporate action as though it had been authorized at a meeting of the board of directors. For purposes of this
Section 3.06 of these by-laws, "Independent Directors" shall mean an individual who is neither one of the following named persons nor an employee, beneficiary, principal, director, officer or agent of, or a general partner in, or limited partner (owning in excess of five percent (5%) of the beneficial interest) or shareholder (owning in excess of five percent (5%) of the beneficial interest) in, any such named person: (i) for so long as TG Limited Partnership, a Delaware limited partnership, has the right to appoint one or more Partnership Committee (as hereinafter defined) members, A. Alfred Taubman and any affiliate of A. Alfred Taubman or any member of his immediate family, (ii) for so long as Taub-Co. Management, Inc., a Michigan corporation (formerly The Taubman Company, Inc. ("T-Co.")) has the right to appoint one or more Partnership Committee members, T-Co or an affiliate of T-Co, (iii) for so long as a Taubman Transferee (as hereinafter defined) has the right to appoint one or more Partnership Committee members, a Taubman Transferee, or an affiliate of such Taubman Transferee, (iv) for so long as the General Motors Hourly-Rate Employes Pension Trust or the General Motors Salaried Employes Pension Trust ("GMPTS") has the right to appoint one or more Partnership Committee members, GMPTS, General Motors Corporation, or an affiliate of GMPTS or of General Motors Corporation, and (v) for so long as a GMPTS Transferee (as hereinafter defined) has the right to appoint one or more Partnership Committee members, a GMPTS Transferee or an affiliate of such GMPTS Transferee. "Partnership Committee" means the committee of The Taubman Realty Group Limited Partnership, a Delaware limited Partnership ("TRG"), that has the power to approve all actions, decisions, determinations, designations, delegations, directions, appointments, consents, approvals, selections, and the like to be taken, made or given, with respect to TRG, its business and its properties as well as the management of the affairs of TRG. "Taubman Transferee" means a single person that acquires, pursuant to Section 8.1(b) or Section 8.3(a) of The Amended and Restated

MWK-BH\109360.1-A
                                     -5-

Agreement of Limited Partnership of the Taubman Realty Group Limited Partnership (as the same may be amended, the "Partnership Agreement") or upon the foreclosure or like action in respect of a pledge of a partnership interest in TRG, the then (i.e., at the time of such acquisition) entire partnership interest (excluding, in the case of an acquisition pursuant to Section 8.3(a) of the Partnership Agreement or pursuant to a foreclosure or like action in respect of a pledge of a partnership interest in TRG, the ability of such person to act as a substitute partner) of A. Alfred Taubman, and any affiliate of A. Alfred Taubman or any member of his immediate family, from one or more such persons or from any Taubman Transferee provided that the percentage interest in TRG being transferred exceeds seven and 7/10ths percent (7.7%). "GMPTS Transferee" means a single Person that acquires, pursuant to Section 8.1(b) or Section 8.3(a) of the Partnership Agreement, or upon the foreclosure or like action in respect of a pledge of a partnership interest in TRG, the then (i.e., at the time of such acquisition) entire such partnership interest (excluding, in the case of an acquisition pursuant to Section 8.3(a) of the Partnership Agreement or pursuant to a foreclosure or like action in respect of a pledge of partnership interests in TRG, the ability of such person to act as a substitute partner) of GMPTS or of any GMPTS Transferee; provided that the percentage interest in TRG being transferred exceeds seven and 7/10ths percent (7.7%).

Section 3.07.  COMPENSATION.

     Each Independent Director shall be paid such directors' fees and fixed sums and expenses for attendance at each annual, regular or special meeting of the board of directors or committees of the board of directors as the board of directors by resolution so determines; provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.08.  REMOVAL OF DIRECTORS.

     By a vote of two-thirds of all shares of stock outstanding and entitled to vote, one or more or all of the directors may be removed from office for or without cause.

Section 3.09.  RESIGNATIONS.

     Any director may resign at any time by giving written notice to the board of directors, the Chairman of the Board, the Vice Chairman, the President, or the Secretary of the corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.10.  VACANCIES.

     Any vacancies occurring on the board of directors by reason of death, resignation, retirement, disqualification, removal, or an increase in the size of the board of directors shall be temporarily filled by the board of directors then in office (including a majority of the Independent Directors), even though less than a quorum, provided that the membership requirements of Article VI of the Corporation's Restated and Amended Articles of Incorporation and Section
3.02 of these By-Laws are at all times satisfied. Except as provided in the next sentence, unless a successor director is elected by a vote of the shareholders, any director elected by the board of directors to fill a vacancy temporarily shall hold office for the unexpired portion of the term of his predecessor. If a director is elected by the directors in order to fill a vacancy created as a result of an increase in the size of the board of directors, then such director shall have an initial term equal to the remaining term of the class of directors that such director is placed in pursuant to the resolution of the board of directors adopted pursuant to Section 3.02 of these by-laws.


MWK-BH\109360.1-A
                                     -6-

Section 3.11.  ORGANIZATION OF BOARD MEETING.

     At each meeting of the board of directors, the Chairman, or in his absence, the Vice Chairman, or in his absence, the President, if he is a director, or in his absence, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The Secretary, or in his absence, any person appointed by the chairman, shall act as secretary of the meeting.


                                  Article IV

                                  COMMITTEES


Section 4.01.  COMMITTEES.

     The corporation may have such committees as the board of directors shall by resolution from time to time determine consisting of two or more directors (provided that the membership of the Audit Committee shall consist only of Independent Directors, the membership of the Compensation Committee shall consist only of those directors who also serve on the Compensation Committee of TRG and the membership of any other committee shall consist of not less than one Independent Director) which shall have such powers and authority as designated by the board of directors.

Section 4.02.  REGULAR MEETINGS.

     Regular meetings of a committee shall be held without notice at such time and at such place as shall from time to time be determined by resolution of the committee. In case the day so determined shall be a legal holiday, such meeting shall be held on the next succeeding day, not a legal holiday, at the same hour.

Section 4.03.  SPECIAL MEETINGS.

     Special meetings of a committee shall be held wherever called by the chairman of the committee. Notice of any special meeting and any adjournment thereof shall be delivered personally, by telephone or fax or mailed to each member, addressed to him at his residence or usual place of business, or be sent to him at such place by telegraph, or be delivered personally, by telephone, or by fax, not later than the second (2nd) day before the day on which the meeting is to be held. Notice of any meeting of a committee need not be given to any member who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Unless limited by statute, the articles of incorporation, these by-laws, or the terms of the notice thereof, any and all business may be transacted at any special meeting of the committee.

Section 4.04.  QUORUM AND MANNER OF ACTION.

     A majority of the members of a committee in office at the time of any regular or special meeting of the committee present in person shall constitute a quorum for the transaction of business. The unanimous vote of the members shall be the act of the committee. A majority of the members present, whether or not a quorum is present, may adjourn any meeting to another time and place; and no notice of an adjourned meeting need be given.

Section 4.05.  RECORDS.

     A committee shall keep minutes of its proceedings and shall submit the same from time to time to the board of directors. The Secretary of the corporation, or in his absence an

MWK-BH\109360.1-A
                                     -7-
assistant secretary, shall act as secretary to the committee; or the committee may in its discretion appoint its own secretary.

Section 4.06.  VACANCIES.

     Any newly created memberships and vacancies occurring in a committee shall be filled by resolution adopted by a majority of the entire board of directors, provided that the membership requirements of Section 4.01 are at all times satisfied.


                                   Article V

                                   OFFICERS


Section 5.01.  OFFICERS.

     The elected officers of the corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a President, a Chief Financial Officer, a Secretary, a Treasurer, and, if the board of directors so determines, one or more Vice Presidents. The board of directors may also appoint one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the corporation. Any two or more offices, whether elective or appointive, may be held by the same person, except that an officer shall not execute, acknowledge or verify any instrument in more than one capacity if the instrument is required by law or the articles of incorporation or the by-laws to be executed, acknowledged or verified by two or more officers.

Section 5.02.  TERM OF OFFICE AND RESIGNATION.

     So far as practicable, all elected officers shall be elected at the first meeting of the board of directors following the annual meeting of shareholders in each year and, except as otherwise hereinafter provided, shall hold office until the first meeting of the board of directors following the next annual meeting of shareholders and until their respective successors shall have been elected or appointed and qualified. All other officers shall hold office during the pleasure of the board of directors. Any elected or appointed officer may resign at any time by giving written notice to the board of directors, the Chairman, the Vice Chairman, the President, the Chief Financial Officer, or the Secretary of the corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.03.  REMOVAL OF ELECTED OFFICERS.

     Any officer may be removed at any time, with or without cause, by vote at any meeting of the board of directors.

Section 5.04.  VACANCIES.

     If any vacancy shall occur in any office for any reason, the board of directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

Section 5.05.  COMPENSATION.

     The compensation, if any, of all elected or appointed officers and agents of the corporation shall be fixed by the board of directors.


MWK-BH\109360.1-A
                                     -8-

Section 5.06.  THE CHAIRMAN OF THE BOARD.

     The Chairman of the Board (sometimes herein the "Chairman") shall preside at all meetings of the shareholders and board of directors and shall appoint all standing and special committees as are deemed necessary in the conduct of the business. The Chairman shall exercise any and all powers and perform any and all duties which are required by the by-laws and which the board of directors may additionally confer upon him.

Section 5.07.  THE VICE CHAIRMAN OF THE BOARD.

     The Vice Chairman of the Board (sometimes herein the "Vice Chairman"), in the absence of the Chairman, shall preside at all meetings of the shareholders and board of directors. The Vice Chairman shall exercise any and all powers and perform any and all duties which are required by the by-laws and which the board of directors may additionally confer upon him.

Section 5.08.  THE PRESIDENT.

     The President shall be the Chief Executive Officer and, if he is a director, in the absence of the Chairman and the Vice Chairman, preside at all meetings of the board of directors; and shall perform such other duties as are usually ascribed to that office. The President shall exercise any and all powers and perform any and all duties which are required by the by-laws and which the board of directors may additionally confer upon him.

Section 5.09.  THE CHIEF FINANCIAL OFFICER.

     The Chief Financial Officer shall perform all necessary acts and duties in connection with the administration of the financial affairs of the corporation; and shall perform such other duties as are usually ascribed to that office. The Chief Financial Officer shall exercise any and all powers and perform any and all duties which are required by the by-laws and which the board of directors may additionally confer upon him.

Section 5.10.  THE VICE PRESIDENT.

     The Vice President, if any, or if there is more than one Vice President, each Vice President, shall have such powers and discharge such duties as may be assigned to him from time to time by the board of directors.

Section 5.11.  THE SECRETARY.

     The Secretary shall attend all meetings of the board of directors and the shareholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall, when requested, perform like duties for all committees of the board of directors. He shall attend to the giving of notice of all meetings of the shareholders, and special meetings of the board of directors and committees thereof; he shall have custody of the corporate seal, if same is provided, and, when authorized by the board of directors, shall have authority to affix the same to any instrument and, when so affixed, it shall be attested by his signature or by the signatures of the Treasurer or an Assistant Secretary or an Assistant Treasurer. He shall keep an account for all books, documents, papers, and records of the corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates, and shall generally perform all the duties appertaining to the office of secretary of a corporation. In the absence of the Secretary, such person as shall be designated by the President shall perform his duties.

Section 5.12.  THE TREASURER.

     The Treasurer shall have the care and custody of all the funds of the corporation and shall deposit the same in such banks or other depositories as the board of directors, or any officer

MWK-BH\109360.1-A
                                     -9-
and agent jointly, duly authorized by the board of directors, shall, from time to time, direct or approve. He shall keep a full and accurate account of all monies received and paid on account of the corporation, and shall render a statement of his accounts whenever the board of directors shall require. In addition, he shall generally perform all duties usually appertaining to the office of Treasurer of a corporation. When required by the board of directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the board of directors shall approve. In the absence of the Treasurer, such person as shall be designated by the Chief Financial Officer shall perform his duties.


                                  Article VI

                                INDEMNIFICATION


Section 6.01.  INDEMNIFICATION.

     Subject to and in accordance with the provisions of the corporation's articles of incorporation, the corporation has the power to (and, if so provided in the corporation's articles of incorporation, shall) indemnify any person (and the heirs, executors, and administrators of any such person) against any loss, cost, damage, fine, penalty, or expense (including attorneys' fees) suffered, incurred, assessed, or imposed by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation or is or was serving, at the request of the corporation, as a director, officer, employee, agent, partner, or trustee of another corporation, partnership, joint venture, trust, or other enterprise, or a member of the Partnership Committee.

Section 6.02.  ADVANCEMENT OF EXPENSES.

     Subject to and in accordance with the corporation's articles of incorporation, expenses incurred in defending or settling a civil or criminal action, suit, or proceeding to which any person described in Section 6.01 is or was a party, or is or was threatened to be made a party, may (and, if so provided in the corporation's articles of incorporation, shall) be paid by the corporation in advance.

Section 6.03.  INDEMNIFICATION:  INSURANCE.

     The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is liable as a director of the corporation, or is or was serving, at the request of the corporation, as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or a member of the Partnership Committee against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, regardless of whether the corporation would have power to indemnify him against such liability under the provisions of this
Article VI.

Section 6.04.  INDEMNIFICATION:  CONSTITUENT CORPORATIONS.

     For the purposes of this Article VI, references to the corporation include all constituent corporations absorbed in a merger and the resulting or surviving corporation, so that a person who is or was a director or officer of such constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise shall (as shall his heirs, executors, and administrators) stand in the same position, under the provisions of this Article, with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.


MWK-BH\109360.1-A
                                     -10-

                                  Article VII

                              SHARE CERTIFICATES


Section 7.01.  FORM; SIGNATURE.

     The shares of the corporation shall be represented by certificates in such form as shall be determined by the board of directors and shall be signed by the Chairman, Vice Chairman, President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the corporation, and if a seal has been provided for the corporation, may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a Transfer Agent or registered by a Registrar other than the corporation or its employee. In case any officer who has signed or whose facsimile has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

Section 7.02.  TRANSFER AGENTS AND REGISTRARS.

     The board of directors may, in its discretion, appoint one or more banks or trust companies in the State of Michigan and in such other state or states as the board of directors may deem advisable, from time to time, to act as Transfer Agents and Registrars of the shares of the corporation; and upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

Section 7.03.  TRANSFERS OF SHARES.

     Transfers of shares shall be made on the books of the corporation only upon written request by the person named in the certificate, or by his attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class, with duly executed assignment and a power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the corporation or its agents may reasonably require.

Section 7.04.  REGISTERED SHAREHOLDERS.

     The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and other distributions, and to vote as such owner, and to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law or contemplated by the articles of incorporation.

Section 7.05.  LOST CERTIFICATES.

     In case any certificate representing shares shall be lost, stolen, or destroyed, the board of directors, or any officer or officers duly authorized by the board of directors, may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen, or destroyed, and may cause or authorize such substitute certificate to be countersigned by the appropriate Transfer Agent and registered by the appropriate Registrar. In each such case the applicant for a substitute certificate shall furnish to the corporation and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft, or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.

MWK-BH\109360.1-A
                                     -11-

                                 Article VIII

                                 MISCELLANEOUS


Section 8.01.  FISCAL YEAR.

     The board of directors from time to time shall determine the fiscal year of the corporation.

Section 8.02.  SIGNATURES ON NEGOTIABLE INSTRUMENTS.

     All bills, notes, checks, or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as from time to time may be prescribed by resolution of the board of directors, or may be prescribed by any officer or officers, or any officer and agent jointly, duly authorized by the board of directors.

Section 8.03.  DIVIDENDS.

     Except as otherwise provided in the articles of incorporation, dividends upon the shares of the corporation may be declared and paid as permitted by law in such amounts as the board of directors may determine at any annual or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the articles of incorporation.

Section 8.04.  RESERVES.

     Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board of directors deems conducive to the interest of the corporation; and in its discretion, the board of directors may decrease or abolish any such reserve.

Section 8.05.  SEAL.

     The board of directors may, but need not, provide a corporate seal which shall consist of two concentric circles between which is the name of the corporation and in the center of which shall be inscribed "SEAL".

Section 8.06.  CORPORATION OFFICES.

     The registered office of the corporation shall be as set forth in the articles of incorporation. The corporation may also have offices in such places as the board of directors may from time to time appoint or the business of the corporation require. Such offices may be outside the State of Michigan.


                                  Article IX

                                  AMENDMENTS

Section 9.01.  POWER TO AMEND.

     These by-laws may be amended, repealed, or adopted by the shareholders or the board of directors. Any by-law adopted by the board of directors may be amended or repealed by


MWK-BH\109360.1-A
                                     -12-
the board of directors or by shareholders entitled to vote thereon as herein provided; and any by-law adopted by the Incorporators or the shareholders may be amended or repealed by the board of directors, except as limited by statute and except when the shareholders have expressly provided otherwise with respect to any particular by-law or by-laws.


MWK-BH\109360.1-A
                                     -13-